Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-260991, 333-263903, 333-271148 and 333-273290) of Backblaze, Inc. of our report dated March 29, 2024, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.
San Jose, California

March 29, 2024